UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 10, 2007

SONICWALL, INC.
(Exact name of registrant as specified in its charter)

California	000-27723	77-0270079
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1143 Borregas Avenue
Sunnyvale, California 94089
(408) 745-9600
(Address, including zip code and telephone number, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01.  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As disclosed in the Form 8-K filed on June 13, 2007 by SonicWall, Inc. (“SonicWALL”), SonicWALL and its wholly owned subsidiary Avalon Acquisition Corp. (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Aventail Corporation (“Aventail”) on June 12, 2007. On July 10, 2007, SonicWALL acquired Aventail by merging the Merger Sub with and into Aventail, with Aventail as the surviving corporation and a wholly owned subsidiary of SonicWALL (the “Merger”).

The total Merger consideration of approximately $25,000,000 was allocated as follows: (i) approximately $15,600,000 in cash payable at closing to the former holders of Aventail Series E Preferred Stock; (ii) approximately $4,600,000 of cash placed in escrow at closing for eighteen months and absent any claims, payable to the to the former holders of Aventail Series E Preferred Stock and certain former employees and service providers of Aventail; (iii) approximately $3,500,000 of cash payable to former employees and service providers of Aventail, a portion of which is subject to escrow and a portion of which is subject to continued employment with SonicWALL or its subsidiaries following the closing of the Merger; and (iv) the remaining amount of approximately $1,300,000 for Aventail’s transaction related expenses, severance expenses, escrow representative expenses, loan fees and certain tax and working capital related obligations.  In connection with the Merger, SonicWALL also paid approximately $2,300,000 in additional Aventail transaction related expenses, with such amount to be offset by working capital of Aventail existing as of the closing.

SonicWALL funded the merger consideration from its cash flow from operating and investing activities.

The foregoing description of the Merger is qualified in its entirety by the full text of the Merger Agreement, as amended, copies of which are being filed herewith as Exhibit 2.1 to this Form 8-K. The Merger Agreement, and the amendment thereto, have been included to provide investors and security holders with information regarding their terms and are not intended to provide any other factual information about SonicWALL or Aventail. The Merger Agreement contains representations and warranties the parties thereto made to and solely for the benefit of each other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure schedules.

ITEM 9.01.                      FINANCIAL STATEMENTS AND EXHIBITS.

(a)
Financial Statements of Business Acquired. Financial statements for Aventail Corporation will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but in no event later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(b)
Pro Forma Financial Information. Pro forma financial information reflecting the effect of the Merger will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but in no event later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

Exhibit
Number	Description

2.1*	Agreement and Plan of Merger by and among SonicWALL, Avalon Acquisition Corp. and Aventail, dated June 12, 2007, including amendment number one thereto effective July 5, 2007.

*
Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  SonicWALL hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SonicWALL, Inc.

Date: July 12, 2007	By:	/s/ Robert D. Selvi
Name: Robert D. Selvi
Title : Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
2.1*	Agreement and Plan of Merger by and among SonicWALL, Avalon Acquisition Corp. and Aventail, dated June 12, 2007, including amendment number one thereto effective July 5, 2007.

*
Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. SonicWALL hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.